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                                                                    EXHIBIT 11.3

                            PAGEMART WIRELESS, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)


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
                                                             NINE MONTHS ENDED SEPTEMBER 30, 1999
                                                   -----------------------------------------------------
                                                     NUMBER                PERCENT           EQUIVALENT
                                                    OF SHARES            OUTSTANDING           SHARES
                                                   ----------            -----------        ------------
COMMON STOCK

From Founders' Stock                                2,300,000                 100.00%          2,300,000
Stock Options Exercised                             1,167,063                  92.47%          1,079,210
Preferred Stock Converted to Common Stock          15,310,943                 100.00%         15,310,943
1994 Common Stock Offerings                        11,242,857                 100.00%         11,242,857
1995 Common Stock Offerings                         4,323,874                 100.00%          4,323,874
1996 Common Stock Offerings                         6,000,000                 100.00%          6,000,000
Employee Stock Purchase Plan Shares Issued            127,399                  90.37%            115,135
Warrants Exercised                                    130,513                  48.10%             62,775
                                                   ----------                               ------------
                                                   40,602,649                                 40,434,794

WEIGHTED AVERAGE SHARES OUTSTANDING                                                           40,434,794

NET LOSS                                                                                    $(74,794,192)

NET LOSS PER SHARE                                                                          $     ($1.85)
                                                                                            ============
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